Exhibit 99.2
Hinge Health to acquire Cylinder Health, expanding into gastrointestinal care
The acquisition accelerates Hinge Health’s entry into one of healthcare’s largest underserved categories, with an integrated Gastrointestinal Care Program expected to launch in 2027.
San Francisco, CA - August 4, 2026 - Hinge Health, Inc. (NYSE: HNGE) today announced that it has signed a definitive agreement to acquire Cylinder Health, Inc, a leader in virtual-first digestive healthcare, for $105 million in cash consideration. With this acquisition, Hinge Health intends to launch an integrated Gastrointestinal (GI) Care Program to complement its existing Musculoskeletal (MSK) and Migraine Care Programs.
GI conditions affect roughly one in four U.S. adults and drive $135 billion in annual medical spend, yet care remains fragmented and difficult to access. Symptoms can be ongoing and disruptive, and 69% of U.S. counties lack a gastroenterologist. As a result, people often cycle through primary and urgent care visits without a clear treatment plan.
“We’re entering GI care because of member and client demand,” said Daniel Perez, Co-Founder and CEO of Hinge Health. “Many people we already serve for back, joint, pelvic, and migraine care also have chronic digestive conditions. After spending time with Terry Boch and the Cylinder team, it’s clear that Cylinder gives us a running start in a category with significant unmet need.”
With nearly 100 clients across two million lives, partnerships with two of the three largest PBMs, and three of the top five health plans by self-insured market share, Cylinder has already treated over 150,000 people with a clinically-validated ROI. The acquisition will combine Cylinder’s clinical expertise and existing market footprint with Hinge Health’s AI-powered care model and technology platform to deliver support in a single app expected to launch in 2027.
“GI care is a growing need across our member population,” said Jessica Palacios, Associate Director, System Benefits Administration at The Texas A&M University System. “Our members engage with Hinge Health across multiple condition areas, so adding GI care within that same experience is a natural extension of a partnership that is already working and that our members trust.”
“GI conditions are highly comorbid with the conditions Hinge Health treats, sharing gut-brain and central-sensitization mechanisms,” said Hau Liu, MD, Chief Medical Officer of Cylinder Health. “This makes GI a strong fit for Hinge Health's technology-driven care model, and we look forward to delivering unified care to our combined members.”
The acquisition is subject to customary closing conditions. It is expected to close in the third quarter of 2026.
About Hinge Health
Hinge Health’s vision is to scale and automate the delivery of health care. Leveraging an AI-powered care model, connected hardware and access to expert clinicians, Hinge Health delivers personalized, evidence-based care that improves member outcomes and experiences while reducing costs for clients. The company is headquartered in San Francisco, California.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding demand for gastrointestinal care, financial benefits of Cylinder Health, the anticipated benefits and synergies associated with the Cylinder Health acquisition, Hinge Health’s future plans and expectations and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: the potential failure of closing conditions necessary to close the acquisition on the terms expected, in a timely manner, or at all; Hinge Health’s ability to successfully integrate Cylinder Health’s operations to achieve expected benefits and synergies; Hinge Health’s ability to implement its plans, forecasts and other expectations with respect to Cylinder Health’s business after the completion of the transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships, risks related to diverting management’s attention from Hinge Health’s ongoing business operations; and unexpected transaction costs, unknown liabilities, the risk of litigation or regulatory actions related to the proposed transaction. Actual results may differ materially from those projected due to risks and uncertainties described above and in Hinge Health's filings with the SEC, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Hinge Health disclaims any obligation to update forward-looking statements, except as required by law.
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